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                                                                  Exhibit 23 (b)



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under Item 3 in the Registration Statement (Form S-8 filed May 3, 2000) and under the caption "Independent Accountants" in the related Prospectuses, pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees, Reynolds Metals Company Savings Plan for Hourly Employees, and Employees Savings Plan and to the incorporation by reference therein of our reports dated June 18, 1999, with respect to the financial statements and schedules of the:

 . Reynolds Metals Company Savings and Investment Plan for Salaried Employees included in its Annual Report (Form 11-K),

 .  Reynolds Metals Company Savings Plan for Hourly Employees included in its
   Annual Report (Form 11-K), and

 .  Employee Savings Plan included in its Annual Report (Form 11-K),

for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP


Richmond, Virginia
May 3, 2000